Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-275252 on Form S-3 and Registration Statements No. 333-273685 on Form S-8 of our reports dated February 14, 2024, relating to the financial statements of Resideo Technologies, Inc. and the effectiveness of Resideo Technologies, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.
/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
February 14, 2024